                                UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   FORM 8-K/A

                       AMENDMENT NO. 1 TO CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                June 18, 1999

                Date of Report (date of earliest event reported)

     Commission File Number:  0-25674

                        CBT GROUP PUBLIC LIMITED COMPANY
             (Exact name of registrant as specified in its charter)


     Republic of Ireland                0-25674              Not Applicable
     -------------------                -------              --------------
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
incorporation or organization)                            Identification Number)

                              900 Chesapeake Drive
                         Redwood City, California 94063
          (Address of principal executive offices, including zip code)


                                 (650) 817-5900
              (Registrant's telephone number, including area code)

                                       1
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ITEM 2.  Acquisition or Disposition of Assets


As reported on Form 8-K filed with the Securities and Exchange commission on July 6, 1999, CBT Group PLC, a public limited company organized under the laws of the Republic of Ireland ("CBT" or the "Company"), closed its acquisition of Knowledge Well Group Limited and Knowledge Well Limited, two private companies formed under the laws of the Ireland (collectively "Knowledge Well"), pursuant to the terms of a Share Purchase Agreement, dated as of November 30, 1998 as amended and restated as of March 30, 1999 (the "Share Purchase Agreement"), among CBT, Knowledge Well and the shareholders of Knowledge Well (the "Share Exchange").

The Company is amending its Form 8-K dated June 18, 1999 and filed on July 6, 1999 to provide the Financial Statements and Pro Forma Financial Information required under Item 7.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of the Business Acquired

The following audited financial statements of Knowledge Well together with the report thereon by Caplin Meehan, Independent Auditors, appear as Exhibit 20.1 to this Current Report on Form 8-K/A and are incorporated herein by this reference.

(i)   Combined Balance Sheets as of October 31, 1997 and 1998..................

(ii) Combined Statements of Operations for the period August 7, 1996 (date of inception) to October 31, 1996, the years ended October 31, 1997 and
      1998 and the period August 7, 1996 (date of inception) to October 31,
      1998.....................................................................

(iii) Combined Statements of Changes in Shareholders' Equity (Deficit) for the period August 7, 1996 (date of inception) to October 31, 1996 and the years ended October 31, 1997 and 1998 ...................................

(iv) Combined Statements of Cashflows for the period August 7, 1996 (date of inception) to October 31, 1996, the years ended October 31, 1997 and
      1998 and the period August 7, 1996 (date of inception) to October 31,
      1998.....................................................................

(v)   Notes to the Combined Financial Statements...............................

                                       2
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(b)  Pro Forma Financial Information

The following unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared to illustrate the effects of the acquisitions by CBT of Knowledge Well Limited and Knowledge Well Group Limited, combined herein as Knowledge Well Group, as though such acquisitions had occurred on January 1, 1998 for the purposes of presenting the pro forma statements of operations and on March 31, 1999, for the purposes of presenting the pro forma balance sheet.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are based on, and should be read in conjunction with, the audited historical financial statements and the notes thereto of CBT included in the fiscal 1998 Annual Report on Form 10-K, as amended by Form 10-K/A, and the unaudited financial statements and notes thereto for the three months ended March 31, 1999, included in CBT's Quarterly Report on Form 10-Q for the three month period then ended, filed with the Securities and Exchange Commission, and the audited historical financial statements and the notes thereto of Knowledge Well included herein.

For financial accounting purposes, the acquisition of Knowledge Well will be accounted for using the purchase method of accounting in accordance with APB Opinion No. 16. Accordingly, Knowledge Well's assets and liabilities have been adjusted to reflect their fair values in the pro forma condensed consolidated balance sheet as of January 31, 1999. The effects resulting from these adjustments have been reflected in the pro forma condensed consolidated statements of operations. The pro forma adjustments include, in the opinion of management, all adjustments necessary to give pro forma effect to the acquisition as though such transaction had occurred on January 1, 1998 for the purpose of presenting the pro forma statements of operations and on March 31, 1999 for the purposes of presenting the pro forma balance sheet.

The unaudited pro forma consolidated financial information is not necessarily indicative of how the Company's balance sheet and results of operations would have been presented had the transaction referenced above actually been consummated at the assumed dates, nor is it necessarily indicative of presentation of the Company's balance sheet and results of operations for any future period.

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                            CBT GROUP PLC
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(dollars in thousands)

                                                   March 31, 1999      January 31, 1999
                                                                        Knowledge Well       Pro Forma
                                                         CBT                Group           Adjustments   Pro Forma
                                                       --------        ---------------      -----------   ---------
                     ASSETS
Current assets
Cash                                                   $ 57,603            $ 3,076            $    --      $ 60,679
Short term investments                                   38,550                 --                 --        38,550
Accounts receivable, net                                 41,642                 53                 --        41,695
Inventories                                                 180                 --                 --           180
Deferred tax assets, net                                    142                 --                 --           142
Prepaid expenses                                          8,675                 82                 --         8,757
                                                       --------            -------            -------      --------
   Total current assets                                 146,792              3,211                          150,003

Intangibles, net                                          3,977                                35,450 (e)    58,451
                                                                                --             19,024 (f)
Property and equipment, net                              17,414                759                 --        18,173
Investment                                                  550                 --                 --           550
Other assets                                             17,702                 --                 --        17,702
                                                       --------            -------            -------      --------
   Total  assets                                       $186,435            $ 3,970            $54,474      $244,879
                                                       ========            =======            =======      ========
      LIABILITIES AND SHAREHOLDERS'  EQUITY
Current liabilities
Accounts payable                                          4,604                 25                 --         4,629
Accrued payroll and related expenses                      4,722                997                 --         5,719
Other accrued liabilities                                17,597                447              2,530 (d)    20,574
Deferred revenues                                         2,631                 --                 --         2,631
                                                       --------            -------            -------      --------
   Total current liabilities                             29,554              1,469              2,530        33,553

Non-current liabilities
Minority equity interest                                    383                 --                 --           383
Other accrued liabilities                                    57                164                 --           221
                                                       --------            -------            -------      --------
  Total non-current liabilities                             440                164                 --           604

Shareholders' equity
Ordinary shares                                           6,747              3,334                605 (a)     7,352
                                                                                               (3,334)(c)
Preferred shares                                             --                 15                (15)(c)        --
Additional paid-in capital                              128,672              6,943             59,576 (a)   188,248
                                                                                               (6,943)(c)
Accumulated profit (deficit)                             20,621             (7,519)            (5,900)(b)    14,721
                                                                                                7,519 (c)
Capital redemption reserve                                  231                 --                 --           231
Other comprehensive income                                  172               (436)               436 (c)       172
Treasury stock, 25,769 shares at cost                        (2)                --                 --            (2)
                                                       --------            -------            -------      --------
   Total shareholders' equity                           156,441              2,337             51,944       210,722
                                                       ========            =======            =======      ========
Total liabilities and shareholders' equity             $186,435            $ 3,970            $54,474      $244,879
                                                       ========            =======            =======      ========

               See accompanying notes to the Unaudited Pro Forma
                  Condensed Consolidated Financial Statements

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CBT GROUP PLC
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (dollars in thousands, except per share amounts)

                                                                     12 Months Ended   12 Months Ended
                                                                    December 31, 1998  October 31, 1998
                                                                    -----------------  ----------------
                                                                                        Knowledge Well   Pro Forma
                                                                          CBT                Group      Adjustments    Pro Forma
                                                                        --------        --------------  -----------    ---------
Revenues                                                                $162,232            $    48       $    --      $162,280
Cost of revenues                                                          25,137                 --            --        25,137
                                                                        --------            -------       -------      --------
Gross profit                                                             137,095                 48            --       137,143

Operating expenses:
Research and development                                                  25,832              3,027            --        28,859
Sales and marketing                                                       75,395              1,088            --        76,483
General and administrative                                                15,893                352            --        16,245
Amortization of acquired intangibles                                          --                 --         5,312 (h)     5,312
Acquired research and development                                             --                 --         1,080 (g)     1,080
Costs of acquisition                                                       5,505                 --            --         5,505
                                                                        --------            -------       -------      --------
            Total operating expenses                                     122,625              4,467         6,392       133,484
                                                                        ========            =======       =======      ========

Income (loss) from operations                                             14,470             (4,419)       (6,392)        3,659
Other Income (expense), net                                                4,734                 (3)           --         4,731
                                                                        --------            -------       -------      --------
Income before provision for income taxes                                  19,204             (4,422)       (6,392)        8,390
Provisions for income taxes                                               (2,666)                --            -- (i)    (2,666)
                                                                        --------            -------       -------      --------
Net income (Loss)                                                         16,538             (4,422)       (6,392)        5,724
                                                                        --------            -------       -------      --------
Net income per Share - Basic (1)                                           $0.38                                          $0.12
                                                                        --------                                       --------
   Shares used in computing net income per share - Basic (1)              43,630                                         48,467
                                                                        --------                                       --------
Net income per Share - Diluted (1)                                         $0.36                                          $0.11
                                                                        --------                                       --------
   Shares used in computing net income per share - Diluted (1)            45,979                                         50,816
                                                                        --------                                       --------

(1) The per share data has been restated to reflect the effects of the Ordinary Share Split (i) and the Knowledge Well Share Split (ii).

     (i) On May 22, 1998, CBT effected a split of each of its issued and outstanding ordinary shares of IR37.5p into four ordinary shares of IR9.375p, "Ordinary Share Split". As a consequence of this ordinary share split, each American Depositary Share represents and is exchangeable for one ordinary share.

     (ii) On August 31, 1998, Knowledge Well Limited effected a split of each of its issued and outstanding ordinary shares of $1.00 into four ordinary shares of $0.25 each, "Knowledge Well Share Split".

               See accompanying notes to the Unaudited Pro Forma
                  Condensed Consolidated Financial Statements

CBT GROUP PLC
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (dollars in thousands, except per share amounts)

                                                                   3 Months Ended    3 Months Ended
                                                                   March 31, 1999   January 31, 1999
                                                                   --------------   ----------------
                                                                                     Knowledge Well   Pro Forma
                                                                        CBT               Group      Adjustments    Pro Forma
                                                                      -------        --------------  -----------    ---------
Revenues                                                              $40,197            $    10       $    --       $40,207
Cost of revenues                                                        6,330                 --            --         6,330
                                                                      -------            -------       -------       -------
Gross profit                                                           33,867                 10            --        33,877

Operating expenses:
Research and development                                                7,387                793            --         8,180
Sales and marketing                                                    20,973                545            --        21,518
General and administrative                                              4,478                 96            --         4,574
Amortization of acquired intangibles                                       --                 --         1,328 (h)     1,328
Acquired research and development                                          --                 --           270 (g)       270
                                                                      -------            -------       -------       -------
            Total operating expenses                                   32,838              1,434         1,598        35,870
                                                                      =======            =======       =======       =======

Income (loss) from operations                                           1,029             (1,424)       (1,598)       (1,993)
Other Income (expense), net                                               533                (20)           --           513
                                                                      -------            -------       -------       -------
Income before provision for income taxes                                1,562             (1,444)       (1,598)       (1,480)
Provisions for income taxes                                              (234)                --            -- (i)      (234)
                                                                      -------            -------       -------       -------
Net income (Loss)                                                       1,328             (1,444)       (1,598)       (1,714)
                                                                      -------            -------       -------       -------

Net income (loss) per Share - Basic (1)                               $  0.03                                        $ (0.03)
                                                                      -------                                        -------

   Shares used in computing net income (loss) per share - Basic (i)    44,476                                         49,313
                                                                      -------                                        -------

Net income (loss) per Share - Diluted (1)                             $  0.03                                        $ (0.03)
                                                                      -------                                        -------

   Shares used in computing net income (loss) per share - Diluted (1)  47,484                                         49,313
                                                                      -------                                        -------

(1) The per share data has been restated to reflect the effects of the Ordinary Share Split and the Knowledge Well Share Split.

               See accompanying notes to the Unaudited Pro Forma
                  Condensed Consolidated Financial Statements

                                 CBT GROUP PLC

  NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States after eliminating all material intercompany accounts and transactions. The acquisition of Knowledge Well is being accounted for under the purchase method of accounting.

The purchase price of Knowledge Well is $60.2 million and has been allocated as follows:

                                             Dollars In Thousands
                                             --------------------

Current and tangible assets                                 3,970
Liabilities assumed                                        (1,633)
                                                          -------
Net Assets                                                  2,337
                                                          -------

Core developed technology                                   5,400
In-process technology                                       5,900
                                                          -------
Technology                                                 11,300
                                                          -------

Assembled workforce                                         1,150
Hamilton college license agreement                          2,900
Kansas State License agreement                             26,000
                                                          -------
Other identifiable intangible assets                       30,050
                                                          -------

Capitalized transaction costs                              (2,530)
Implied Goodwill                                          $19,024
                                                          -------

Purchase consideration                                    $60,181
                                                          =======

The purchase consideration has been arrived at by calculating the fair market value of the shares to be issued and the fair value of the options using a Black-Scholes option pricing model. The fair market value per share used in the valuation was $12.93, which was CBT's average share price for the period beginning five days prior to, and ending five days following, the announcement of the acquisition.

The following pro forma adjustments have been recorded to reflect the acquisition:

Condensed Consolidated Balance Sheet - adjustments to reflect the occurrence of the acquisition on March 31, 1999

(a) The issuance of 4.8 million CBT ordinary shares for the issued and outstanding ordinary shares of Knowledge Well at a purchase consideration of $60.2 million. The ordinary shares of CBT Group PLC will increase by approximately $605,000 and Additional Paid In Capital will increase by the remainder of the purchase consideration, approximately $59.6 million.

(b) The $5.9 million of acquired in-process research and development will be written off to expense in the three months ended June 30, 1999, the period in which the closing of the acquisition occurred. This write off of in-process research and development is not reflected in the Unaudited Pro Forma Consolidated Statements of Operations as pro forma adjustments are limited to those events that are expected to have a continuing impact.

     The $5.9 million of acquired in-process research and development represents our management's estimate of the current fair value of those specifically identified Knowledge Well research and development projects for which technological feasibility has not been established and for which alternative future uses do not exist. In estimating such current fair value, management considered the estimated future after-tax cash flows attributable to these projects, which were then discounted to present value utilizing appropriate discount rates commensurate with the risks of reaching technological feasibility, completing the in-process projects, and achieving the estimated cash flows (the discount rate was 25%).


(c) Elimination of Knowledge Well pre acquisition shareholder's equity, as follows:

                                                       Dollars In Thousands
                                                       --------------------

Ordinary shares                                                     $ 3,334
Preference shares                                                        15
Additional paid-in capital                                            6,943
Accumulated deficit                                                  (7,519)
Other comprehensive income                                             (436)
                                                                    -------
Total Knowledge Well shareholders equity                            $ 2,337
                                                                    =======

(d) Direct transaction costs incurred of $2.5 million representing primarily financial advisor, legal and other professional fees. There can be no assurance that the Company will not incur additional charges in subsequent periods to reflect costs associated with the acquisition or that management will be successful in their efforts to integrate the operations of the two companies.

(e)  Identifiable Intangible Assets

                                      Dollars In Thousands  Amortization Period
                                      --------------------  -------------------
                                                                   Years
                                                                   -----
Assembled workforce                                $ 1,150                    5
Hamilton College license agreement                   2,900                    5
Core developed technology                            5,400                    5
Kansas State license agreement                      26,000                   10
                                                   -------
                                                   $35,450
                                                   =======

(f) Excess purchase price of $19.0 million as goodwill. The final figure for goodwill will be increased by any reduction in net assets at June 18, 1999, the date of closure of the acquisition, currently estimated to be $4.7 million.

Statements of Operations - adjustments to reflect the acquisition as if it had occurred on January 1, 1998

(g)  Amortization of core developed technology.

(h)  Amortization of Acquired Intangibles:

                                    Dollars In Thousands  Dollars In Thousands
                                    --------------------  --------------------
                                       Twelve Months          Three Months
                                       -------------          ------------
     Assembled workforce                         $  230                $   57
     Hamilton College license agreement             580                   145
     Kansas State license agreement               2,600                   650
     Implied goodwill                             1,902                   476
                                                 ------                ------
                                                 $5,312                $1,328
                                                 ======                ======

     The following are the assumptions used in determining the method and term of amortization of each of the intangibles noted above:

     (i) The assembled workforce intangible will be amortized on a straight-line basis over a period of five years. The assembled workforce has been allocated a useful life of five years based on an expected employee turnover rate of 20% per year, which is a rate consistent with historical turnover rates for CBT employees;

     (ii) The Kansas State University license agreement intangible will be amortized on a straight-line basis over a period of ten years. We have conservatively allocated a useful life of ten years to this license based on its initial ten-year term;

     (iii) The Hamilton College license agreement intangible will be amortized on a straight-line basis over a period of five years. We have conservatively allocated a useful life of five years to this license based on its initial five year term;

     (iv) The implied goodwill will be amortized on a straight-line basis over a period of ten years. The goodwill has been allocated a useful life of ten years consistent with the period allocated to the Kansas State University license, which is the most significant of the acquired intangibles.


(i) Amortization of goodwill and other identifiable assets are non-tax deductible.


The actual financial position and results of operations may differ from the pro forma amounts reflected herein because of various factors, including, without limitation, access to additional information, changes in value and changes in operating results between the date of preparation of the unaudited pro forma consolidated financial information and the date on which the acquisition closes. However, in the opinion of management any final adjustments will not be material to the future financial position and/or results of operation.

(c)   Exhibits

The following exhibits are filed herewith:

20.1 Knowledge Well audited combined financial statements for the years ended October 31, 1997 and 1998.

23.1  Consent of Caplin Meehan, Independent Auditors.






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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       CBT GROUP PLC


Date: July 16, 1999                    By: /s/ Gregory M. Priest
                                           ----------------------------
                                           Gregory M. Priest
                                           President and Chief Executive Officer

Date: July 16, 1999                    By: /s/ David C. Drummond
                                           ----------------------------
                                           David C. Drummond
                                           Executive Vice President of Finance
                                           and Chief Financial Officer

                                       11